EXHIBIT INDEX

Exhibit

3(b)(9)   Field Vice President Agreement

3(b)(10)  Recruiting and Training Manager License Agreement

3(b)(11)  Group Vice President Agreement

3(b)(12)  IDS Paraplanner License Agreement

3(b)(13)  Variable Annuity and Life Insurance Distribution Agreement

5(b)      Flexible Premium Survivorship Variable Life Insurance Policy

8(e)      Participation Agreement

8(f)      Participation Agreement

8(g)      Addendum to Investment Advisory Agreement

10(b)     Life and Disability Income Insurance Application

12        IDS Life Insurance Company of New York Power of Attorney